EXHIBIT 3.1

                            State of Delaware

                    Office of the Secretary of State
                    ________________________________


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "AAE EDUCATION CORPORATION", FILED IN THIS OFFICE ON THE THIRTEENTH DAY OF JULY, A.D. 1998, AT 3 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.








                         SEAL      /s/ EDWARD J. FREEL
                                   --------------------------------------
                                   Edward J. Freel, Secretary of State


2919877    8100                               AUTHENTICATION:     9195585

981270822                                               DATE:    07-14-98

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                      CERTIFICATE OF INCORPORATION
                                   OF
                        AAE EDUCATION CORPORATION

     The undersigned, who, if a natural person, is eighteen years of age or older, hereby establishes a corporation pursuant to the Delaware General Corporation Law, as amended, and adopts the following Certificate of Incorporation:

     FIRST:    The name of the corporation is AAE Education Corporation.

     SECOND:   The corporation shall have and may exercise all of the
rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of Delaware. In addition, the corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes. The corporation may conduct part or all of its business in any part of Delaware, the United States or the world and may hold, purchase, mortgage, lease and convey real and personal property in any of such places.

     THIRD:    (a) The aggregate number of shares which the corporation
shall have authority to issue is 100,000,000 shares of common stock and 25,000,000 shares of preferred stock. The common and preferred stock shall both have a par value of .0001.

     (b) COMMON STOCK. The shares of the class of common stock shall have unlimited voting rights and shall constitute the sole voting group of the corporation, except to the extent any additional voting group or groups may hereafter be established in accordance with the Delaware General Corporation Law. The shares of this class shall also be entitled to receive the net assets of the corporation upon dissolution.

     Each common shareholder of record shall have one vote for each share of stock standing in his name on the books of the corporation and entitled to vote, except that in the election of directors each shareholder shall have as many votes for each share held by him as the are directors to be elected and for whose election the shareholder has a right to vote. Cumulative voting shall not be permitted in the election of directors or otherwise.

     Unless otherwise ordered by a court of competent jurisdiction, at all meetings of shareholders one-third of the shares of a voting group entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum of that voting group.

     (c) PREFERRED STOCK. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock, and variations in the relative rights and preferences as between different series shall be established in accordance with the Delaware General Corporation Law by the Board of Directors.

     Except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, the holders of any such series shall have no voting power whatsoever.

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     FOURTH:   The number of directors of the corporation shall be fixed
by the bylaws, or if the bylaws fail to fix such a number, then by resolution adopted from time to time by the Board of Directors, provided that the number of directors shall not be more than twelve nor less than one. One director shall constitute the initial Board of Directors. The following person is elected to serve as the corporation's initial directors until the first annual meeting of shareholders or until their successor is duly elected and qualified.

     NAME                     ADDRESS

     Robert D. Arnold         410 17th Street, Suite 1940
                              Denver, CO 80202

     Michael V. Schranz       410 17th Street, Suite 1940
                              Denver, CO 80202


     David Clem               1090 Deer Cliff Drive
                              Skyland, NV 89448

     FIFTH:    The street address of the initial registered office of the corporation is 1209 Orange Street, Willmington, Delaware 19801. The name of the initial registered agent The Corporation Trust Company. (New Castle)

     SIXTH:    The address of the initial principal office of the
corporation is 410 17th Street, Suite 1940, Denver, Colorado 80202.

     SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and the same are in furtherance of and not in limitation or exclusion of the powers conferred by law.

     (a) CONFLICTING INTEREST TRANSACTIONS. As used in this paragraph, "conflicting interest transaction" means any of the following (i) a loan or other assistance by the corporation to a director of the corporation or to any entity in which a director of the corporation is a director or officer or has a financial interest; (ii) a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest; or (iii) a contract or transaction between the corporation and a director of the corporation or between the corporation and an entity in which a director of the corporation is a director or officer or has a financial interest. No conflicting interest transaction shall be void or voidable, be enjoined, be set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or by or in the right of the corporation, solely because the conflicting interest transaction involves a director of the corporation or an entity in which a director of the corporation is a director or officer or has a financial interest, or solely because the director is present at or participates in the meeting of the corporation's Board of Directors or of the committee of the Board of Directors which authorizes, approves or ratifies a conflicting interest transaction or solely because the director's vote is counted for such propose if: (A) the material facts as the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the

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Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes, approves or ratifies the conflicting interest transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or (B) the material facts as to the director's relationship or interest and as to the conflicting interest transaction are disclosed or are known to the shareholders entitled to vote thereon, and the conflicting interest transaction is specifically authorized, approved or ratified in good faith by a vote of the shareholders; or (C) a conflicting interest transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes, approves or ratifies the conflicting interest transaction.

     (b) LOANS AND GUARANTIES FOR THE BENEFIT OF DIRECTORS. Neither the Board of Directors nor any committee thereof shall authorize a loan by the corporation to a director of the corporation or to an entity in which a director of the corporation is a director or officer or has a financial interest, or a guaranty by the corporation of an obligation of a director of the corporation or of an obligation of an entity in which a director of the corporation is a director or officer or has a financial interest, until at least ten days after written notice of the proposed authorization of the loan or guaranty has been given to the shareholders who would be entitled to vote thereon if the issue of the loan or guaranty were submitted to a vote of the shareholders. The requirements of this paragraph (b) are in addition to, and not in substitution for, the provisions of paragraph (a) of Article SEVENTH.

     (c) INDEMNIFICATION. The corporation shall indemnify, to the maximum extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the corporation against any claim, liability or expense arising against or incurred by such person made party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the corporation or because he is or was serving another entity as a director, officer, partner, trustee, employee, fiduciary or agent at the corporation's request. The corporation shall further have the authority to the maximum extent permitted by law to purchase and maintain insurance providing such indemnification.

     (d) LIMITATION ON DIRECTOR'S LIABILITY. No director of this corporation shall have any personal liability for monetary damages to the corporation or its shareholders for breach of his fiduciary duty as a director, except that this provision shall not eliminate or limit the personal liability of a director to the corporation or its shareholders for monetary damages for: (i) any breach of the director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) voting for or assenting to a distribution in violation of Delaware General Corporation Law or the articles of incorporation; or (iv) any transaction from which the director directly or indirectly derives an improper personal benefit. Nothing contained herein will be construed to deprive any director of his right to all defenses ordinarily available to a director nor will anything herein be construed to deprive any director of any right he many have for contribution from any other director or other persons.

     (e) NEGATION OF EQUITABLE INTERESTS IN SHARES OR RIGHTS. Unless a person is recognized as a shareholder through procedures established by the corporation pursuant to Delaware General Corporation Law or any similar law, the corporation shall be entitled to treat the registered holder

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
of any shares of the corporation as the owner thereof for all purposes permitted by the Delaware General Corporation Law, including without limitation all rights deriving from such shares, and the corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any other person including without limitation, a purchaser, assignee or transferee of such shares, unless and until such other person becomes the registered holder of such shares or is recognized as such, whether or not the corporation shall have either actual or constructive notice of the claimed interest of such other person. By way of example and not of limitation, until such other person has become the registered holder of such shares or is recognized pursuant to Delaware General Corporation Law or any similar law, he shall not be entitled: (i) to receive notice of the meetings of the shareholders; (ii) to vote at such meetings; (iii) to examine a list of the shareholders; (iv) to be paid dividends or other distributions payable to shareholders; or (v) to own, enjoy and exercise any other rights deriving from such shares against the corporation. Nothing contained herein will be construed to deprive any beneficial shareholder, as defined in Delaware General Corporation law, of any right he may have pursuant to Delaware General Corporation Law or any subsequent law.

     EIGHTH:   The name and address of the incorporator is:

               John B. Wills
               410 17th Street, Suite 1940
               Denver, CO 80202

     DATED the 13th day of July, 1998.



                                   /s/ JOHN B. WILLS
                                   ----------------------------------
                                   Incorporator, John B. Wills







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